UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SANTO PITA CORPORATION
(Name of small business issuer in its charter)

Nevada	3843	27-0518586
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Plaza Tania, Romulo Betancourt No. 289 Local 306
Bella Vista, Santo Domingo, Dominican Republic
(809) 533-9443 (telephone number) (Address and telephone number of principal executive offices and principal place of business)

State Agent And Transfer Syndicate, Inc.
112 North Curry Street
Carson City, Nevada 89703
(800) 253-1013 (Name, address and telephone number of agent for service)

Copies to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Tel: (732) 409-1212
Fax: (732) 577-1188

Approximate date of proposed sale to public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer	
Non-accelerated filer		Smaller reporting company	X
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount To Be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered (1)	Per Share (2)	Offering Price	Fee
Common Stock	22,633,330	$0.0015	$33,950	$2.42

    (1) This Registration Statement covers the resale by our selling shareholders of up to 22,633,330 shares of common stock previously issued to such selling shareholders.

    (2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.0015 is a fixed price at which the selling stockholders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with, and declared effective by, the U.S. Securities and Exchange Commission ("SEC"). This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
Subject to completion, dated January 19, 2011

SANTO PITA CORPORATION
22,633,330 SHARES OF COMMON STOCK

    The selling stockholders named in this prospectus are offering for sale 22,633,330 shares of common stock through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

    Our common stock is presently not traded on any market or securities exchange. The selling stockholders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling stockholders at a fixed price of $0.0015 per share until our common stock is quoted on the Over-The-Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority ("FINRA"), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling stockholders.

    Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 8 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: January 19, 2011

TABLE OF CONTENTS

Page No.

PART I: INFORMATION REQUIRED IN PROSPECTUS
Summary of Our Offering
Risk Factors
Use of Proceeds
Determination of Offering Price
Dilution
Selling Stockholders
Plan of Distribution
Description of Securities to be Registered
Interests of Named Experts and Counsel
Description of Business
Description of Property
Legal Proceedings
Market Price of Common Equity and Related Stockholder Matters
Available Information
Index to Financial Statements
Management's Discussion and Analysis of Financial Condition and Results of Operations
Directors and Executive Officers
Executive Compensation
Security Ownership of Beneficial Owners and Management
Transactions With Related Persons, Promoters and Certain Control Persons
Legal Matters
Disclosure of Commission Position on Indemnification for Securities Act Liability

6 8 13 13 13 13 15 17 18 20 29 29 30 30 31 41 45 48 50 52 52 53

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution
Item 14. Indemnification of Directors and Officers
Item 15. Recent Sales of Unregistered Securities
Item 16. Exhibits and Financial Statement Schedules
Item 17. Undertakings
Signatures

55 55 55 56 57 59

SUMMARY OF OUR OFFERING

Our Business

    We were incorporated in the State of Nevada on July 8, 2009. Our business operations will be divided into two segments. The first is DR DENTAL SPA, which will be an informative and interactive website portal, where both dentists and patients can access dental information and in the future have video-to-video online consultations. This part of our business, which involves video-to-video online communication, is still being developed to incorporate secure online communication, patient tracking and patient monitoring communication protocols. We are in the process of completing the application of compression technology, development of software that is custom built for dentists and dental applications, and integrating hardware such as dental webcams that work with the software. The other segment will be a mobile teeth whitening business, where licenses or franchises will be sold in such places as kiosks, malls, spas, gyms, tanning salons, hair and nail salons, at hotels, and malls. To date, we have finished planning our operations and have at this time received our initial order of teeth whitening equipment, gels, and kits from our supplier Beaming White, a company based in Vancouver, Washington. We do not have a supply agreement with Beaming White at this point. Our president has developed our marketing materials necessary for demonstrating the teeth whitening business and has begun making sales calls to prospective clients such as salons and has provided complimentary demonstrations to the owners and managers of these firms in an effort for achieving sales. To start, these sales initiatives have been primarily in Santo Domingo in the Dominican Republic. At this time, our target market is primarily Spanish-speaking clients. We will be private labeling this business segment as DRDIENTESBLANCOS, which means "Doctor white teeth" in Spanish. We have reserved two domain names for the Company's two separate businesses: www.drdentalspa.com; and www.drdientesblancos.com. We have retained Deutron Technologies (P) Ltd., a web design firm which has begun development of both sites. The web development will be a process that is ongoing as this is a process that is always being improved, enhanced, and updated.

    We maintain our statutory registered agent's office at State Agent and Transfer Syndicate, Inc., 112 N. Curry Street, Carson City, Nevada, 89703, and our business office is located at Plaza Tania, Romulo Betancourt No. 289, Local 306, Bella Vista, Santo Domingo, Dominican Republic. This is also our mailing address. Our telephone number is (809) 533-9443. We are currently renting office space owned by Boyter Island Properties Inc. where they are also a tenant. Boyter leases us office space on a contractual agreement basis. Santo Pita has entered into a month to month rental contract for $175.00 plus taxes.

The Offering

Common stock offered by selling stockholders	22,633,330 shares of common stock, par value $0.00001 per share. This represents 40.44% of our current outstanding common stock.

Common stock outstanding before the offering	55,966,663

Common stock outstanding after the offering	55,966,663

Terms of the Offering	The selling stockholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 8.

Selected Financial Data

    The following financial information is a summarization of the more complete historical financial information at the end of this prospectus.

As of October 31, 2010 (Unaudited)	As of July 31, 2010 (Audited)

Balance Sheet Total Assets Total Liabilities	$ $	19,539 (6,637)	$ $	38,452 (1,637)
Total Stockholder's Equity		$12,902		$36,815

		For the Three Months Ended October 31, 2010 (Unaudited)		For the Year Ended July 31, 2010 (Audited)
Statement of Expenses Revenue Total Expenses Total Other Expenses	$ $ $	-0- 24,030 (117)	$ $ $	-0- 1,970 165
Net Loss		$23,913		$2,135

RISK FACTORS

The shares of our common stock being offered for resale by the selling stockholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

Risks Associated With Our Business.

    1. There is a going concern and uncertainty for us to be an ongoing business for the next twelve months.

    As of October 31, 2010, we had working capital of $12,902 and have not generated revenues since inception. There is substantial doubt that we will be an ongoing business for the next twelve months. As of the date of this prospectus, we have commenced limited operations. Our auditors have issued a report stating that there is substantial doubt regarding our ability to continue as a going concern.

    2. We lack an operating history. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

    We were incorporated on July 8, 2009, and we have just started our proposed business operations but have not realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flows is dependent upon:

* * *	our ability to locate distributors who will sell us their products our ability to attract clients who will buy our products our ability to generate revenues through the sale of our products

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to suspend or cease operations.

    3. We currently have no clients and we cannot guarantee we will ever have any. Even if we obtain clients, there is no assurance that we will make a profit.

    We currently have no clients. We have not identified any clients and we cannot guarantee we ever will have any. Even if we obtain clients, there is no guarantee that we will be able to locate our clients who will buy our products. If we are unable to attract enough purveyors of goods to offer their products for resale for us to offer our clients, or enough clients to buy the products from us and our website to operate profitably we will have to suspend or cease operations.

    4. Because we are a small company just beginning our operations and do not have sufficient capital, we have limited ability to market our services to potential clients and purveyors. As a result, we may not be able to attract enough clients to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

    Because we do not have sufficient capital, our efforts to market our products are limited. The sale of our products via sales calls to our target market and through our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough clients to buy or suppliers to sell products to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

    5. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting purveyors and clients and result in a lack of revenues that may cause us to suspend or cease operations.

    Our president, treasurer and sole director has other outside business activities and currently devotes approximately 15 to 30 hours per week to our operations. Our operations may be sporadic and occur at times in between our sole director's outside business activities, which may result in periodic interruptions or suspensions of our business plan. As she is responsible for the development of our web sites, and our marketing initiatives of the Teeth Whitening business, and should she be unable to complete the development, we may be required to hire employees or third-party consultants to complete the development and we may not have the necessary funds to do so, if and when required. Such delays or our inability to hire employees or third-party consultants to complete the development could have a significant negative effect on the success of the business and our business may fail and you may lose some or all of your investment in our common stock.

    6. Because our management does not have prior experience in the marketing of products or services via traditional sales channels and the Internet, we may have to hire a marketing firm with such experience. If we cannot afford this expense, we may have to suspend or cease operations.

    Because our management does not have prior experience in the marketing of products or services via traditional sales channels and the Internet, we may have to hire a marketing firm to assist us with our operations. If we need the assistance and cannot afford to hire them, we could fail in our plan of operations and be forced to suspend operations or cease operations entirely. We have estimated the initial cost of our marketing campaign to be between $5,000 and $10,000 which we will use from the proceeds of our offering, however, there is no assurance that this amount will be sufficient for our on-going operations.

    7. Because our sole officer and director, who is responsible for our managerial and organizational structure, has no formal training in financial accounting and management, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

    We have only one officer and director, Ms. Rosa Habeila Feliz Ruiz. She has no formal training in financial accounting and management, however, she is responsible for our managerial and organizational structure which will include assessment and preparation of our disclosure controls and procedures and internal controls over financial reporting under the Sarbanes Oxley Act of 2002. While Ms. Feliz Ruiz has no formal training in financial accounting matters, she has been reviewing the financial statements that have been prepared by Executive Consulting Services, our bookkeeper, and are included in this prospectus. When our disclosure controls and procedures and internal controls over financial reporting under the Sarbanes Oxley Act of 2002 referred to above are implemented, she will be responsible for the administration of them. If she does not have sufficient expertise, she may be incapable of creating and implementing the controls which may subject us to sanctions and fines by the SEC which ultimately could cause you to lose your investment. However, because of the small size of our expected operations, we believe that Ms. Feliz Ruiz will be able to monitor the controls she will have created and will be accurate in assembling and providing information to investors.

    8. If Rosa Habeila Feliz Ruiz, our president and sole director, should resign or die, we will not have a chief executive officer, which could result in our operations being suspended or ended entirely. If that should occur, you could lose all of your investment.

    Rosa Habeila Feliz Ruiz is our sole officer and director. We are extremely dependent upon her to conduct our operations. If she should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

    9. A permanent loss of data or a permanent loss of service on the Internet will have an adverse affect on part of our operations and will cause us to cease our web-portal business.

    Part of our planned operations depends on the Internet.  If we permanently lose data or permanently lose Internet service for any reason, be it technical failure or criminal acts, we will have to cease operations of our web portal business and you will lose your investment.

Risks Relating To Our Common Stock

    10. Because our Chief Executive Officer and sole director owns approximately 59.56% of our issued and outstanding common stock, she can exert significant influence over corporate decisions that may be disadvantageous to minority shareholders.

    As of October 31, 2010, our Chief Executive Officer and sole director owns approximately 59.56% of our issued and outstanding shares of common stock. Such ownership grants her control over the Company, such ownership is sufficient to permit her to determine the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and a change in control. The interests of our Chief Executive Officer may differ from the interests of our other shareholders and thus may result in corporate decisions that are disadvantageous to our other shareholders.

    11. We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus and such price may not reflect the actual market price for the shares.

    The initial fixed offering price of $0.0015 per share of common stock offered by us under this Prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. Currently, our common stock is not listed on any public market, exchange, or quotation system. The price may not be indicative of the market price, if any, for the common stock that may develop in the trading market after this offering. The market price for our common stock, if any, may decline below the initial public price at which the Shares are offered. Moreover, recently the stock markets have experienced extreme price and volume fluctuations which has had a negative effect impact on smaller companies. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

    12. Additional issuances of our securities may result in immediate dilution to existing shareholders.

    We are authorized to issue up to 100,000,000 shares of common stock, $0.00001 par value per share, of which 55,966,663 shares of common stock are currently issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock. We may, in the future, issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders' interests, which will negatively affect the value of your shares.

    13. Currently, there is no public market for our common stock, and there is no assurance that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, that a viable, liquid public market with low volatility will develop.

    Currently, our common stock is not listed on any public market, exchange, or quotation system. Although we are taking steps to enable our common stock to be publicly traded, a market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the Over-the-Counter Bulletin Board (the "OTCBB") upon the effectiveness of the registration statement of which this Prospectus forms a part. However, our common stock may never be traded on the OTCBB or even if traded, a viable public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their Shares. If our common stock is not quoted on the OTCBB or if a viable public market for our common stock does not develop, investors may not be able to re-sell the shares, rendering the same effectively worthless and resulting in a complete loss of their investment.

    We are planning to identify a market maker to file an application with the Financial Industry Regulatory Authority ("FINRA")  on our behalf so that we may quote our shares of common stock on the OTCBB (which is maintained by the FINRA) commencing upon the effectiveness of our registration statement of which this Prospectus is a part. We cannot assure you that such market maker's application will be accepted by the FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our common stock will develop or of the price at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

    In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

    14. Because we will be subject to "penny stock" rules once our shares are quoted on the Over-The-Counter Bulletin Board, the level of trading activity in our stock may be reduced.

    Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

    15. The teeth whitening industry that Santo Pita is entering is very lightly regulated.

    This industry is lightly regulated in most of the world now, since LED - more commonly referred to as laser teeth whitening - is a fairly new technology. People who operate these machines do not have to be certified dentists, nor do they have to be licensed professionals. There will be a risk that since the operators are not dentists, consumers (or patients) will not trust the licensed operators or may be impatient with them. Additionally, after examining a patient's mouth, the operator may not be able to recognize any abnormalities or any other dental issues that a patient may have. The patient will be made fully aware that a teeth cleaning machine operator is not a dentist.

    16. There are also some risks involved with the teeth whitening process.

    One risk involved is inexperience with the machine and/or the process of teeth whitening. If this occurs and the machine is not operated in the correctly, patients may experience some damage to their teeth or gums. Additionally, there may be a risk of over-bleaching if the machine is used for a period exceeding the standard amount of time. Tooth bleaching may also slightly affect tooth enamel and make teeth more sensitive. If a patient is experiencing any pain in his or her tooth, a dentist should be consulted before any sort of cosmetic dental procedure.

    17. There also may be risks with franchising the products and brand name of DRDIENTESBLANCOS.

    A franchisee will hold liability for any wrongdoings that is done under their supervision. However, it may cause damage to Santo Pita's name in the case of any wrongdoings actually occurring. Therefore, it is important that an extensive training program occur before operators begin to use their equipment. Additionally, everything must be standardized, from handling procedures to equipment used. Franchisees will also be trained in crisis prevention and conflict resolution.

USE OF PROCEEDS

    We will not receive any proceeds from the sale of common stock by the selling stockholders. All of the net proceeds from the resale of our common stock will go to the selling stockholders as described below in the sections entitled "Selling Stockholders" and "Plan of Distribution." We have agreed to bear the expenses relating to the registration of the common stock for the selling stockholders.

DETERMINATION OF OFFERING PRICE

    The price of the shares has been arbitrarily determined by our board of directors. We selected the fixed $0.0015 price for the sale of our shares of common stock. Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.0015 per share until our common stock is quoted on the Over-The-Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

DILUTION

    The common stock to be sold by the selling stockholders listed below in "Selling Stockholders" is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING STOCKHOLDERS

    The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

				Percentage
				of shares
				owned after the
	Total number of	Percentage of	Number of	offering assuming
	shares owned	shares owned	shares being	all of the share are
Name	prior to offering	prior to offering	offered	sold in the offering

Acosta, Oscar Manuel	533,333	0.95%	533,333	0%
Agramonte, Suleica	633,333	1.13%	633,333	0%
Alcantara Serrano, Doribel	633,333	1.13%	633,333	0%
Almanzar Hernandez, Jorge Luis	466,667	0.83%	466,667	0%
Camilo Calderon, Eloiza Vaudilia	533,333	0.95%	533,333	0%
Carrasco, Alejandro Ferreras	633,333	1.13%	633,333	0%
Cesar, Claudio Torres	500,000	0.89%	500,000	0%
Concepcion de la Paz, Alberto Alexander	600,000	1.07%	600,000	0%
Cruz Camilo, Esmaylli	500,000	0.89%	500,000	0%
Cuevas, Socra Elizabeth	633,333	1.13%	633,333	0%
De Jesus Santos, Jonathan	633,333	1.13%	633,333	0%
Del La Cruz, Maribel M.	533,333	0.95%	533,333	0%
Del La Rosa Falcon, Ramona	633,333	1.13%	633,333	0%
Diaz Abreu, Nelsa Maria	600,000	1.07%	600,000	0%
Feliz Ruiz, Angel de jesus [1]	533,333	0.95%	533,333	0%
Gomez, Franklin Pena	566,667	1.01%	566,667	0%
Guzman, Eusebio	500,000	0.89%	500,000	0%
Matos, Saul Escanio	533,333	0.95%	533,333	0%
Matos Grullon, Ramon Miguel	600,000	1.07%	600,000	0%
Medina Gonzalez, Ruddy Alfredo	566,667	1.01%	566,667	0%
Medina Soto, Hector Candido	533,333	0.95%	533,333	0%
Mejia, Dulce Maria	600,000	1.07%	600,000	0%
Mena Diplan, Francisca Esther	466,667	0.83%	466,667	0%
Mendez Baez, Vinicio Arturo	566,667	1.01%	566,667	0%
Mercedes, Englebert	466,667	0.83%	466,667	0%
Molano Jimenez, Julio Cesar	500,000	0.89%	500,000	0%
Montero Polanco, Tomas Enrique	633,333	1.13%	633,333	0%
Moreta Linares, Alfredo Adalberto	600,000	1.07%	600,000	0%
Nunez Luciano, Daritza Noelia	566,667	1.01%	566,667	0%
Reyes, Jissel Moreno	633,333	1.13%	633,333	0%
Reyes, Charlie	633,333	1.13%	633,333	0%
Rodriguez Hichez, Idauris Rafaelina	566,667	1.01%	566,667	0%
Ruiz, Mike Julio [2]	500,000	0.89%	500,000	0%
Saint-Hilaire, Cluadia Gisela	533,333	0.95%	533,333	0%
Salvador Bido, Lua Albany	633,333	1.13%	633,333	0%
Sanchez, Juan Guzman	466,667	0.83%	466,667	0%
Sanchez, Alfonso Perez	633,333	1.13%	633,333	0%
Suero, Cecelia Lebron	533,333	0.95%	533,333	0%
Suero, Mildelina Lebron	633,333	1.13%	633,333	0%
Tineo Castro, Anna Maria	566,667	1.01%	566,667	0%

Total	22,633,330	40.34%	22,633,330	0%

[1] Angel de Jesus Feliz Ruiz is the brother of Rosa Habeila Feliz Ruiz
[2] Mike Julio Ruiz is the brother of Rosa Habeila Feliz Ruiz
[3] Eusebio Guzman is the brother of Juan Guzman Sanchez.
[4] Juan Guzman Sanchez is the brother of Eusebio Guzman.
[5] Esmaylli Cruz Camilo is the daughter of Eloiza Vaudilia Camilo Calderon.
[6] Eloiza Vaudilia Camilo Calderon is the mother of Esmaylli Cruz Camilo.
[7] Cecelia Lebron Suero is the cousin of Mildelina Lebron Suero.
[8] Mildelina Lebron Suero is the cousin of Cecelia Lebron Suero.

    Each individual named exercised voting and/or dispositive control powers with respect to the shares owned by him.

    We issued these shares in reliance on the safe harbor provided by Regulation S promulgated under the Securities Act of 1933, as amended.  These investors who received the securities represented and warranted that they are not "U.S. Persons" as defined in Regulation S. In the alternative, the issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. We made this determination based on the representations of the  Shareholders which included, in pertinent part, that such shareholders were not a "U.S. Person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

    None of the selling shareholders has or has had within the past three years, any position, office, or other material relationship with us or any of our predecessors or affiliates.

    Our officers, directors and employees have not taken and will not take any action to assist selling stockholders in their sales efforts.

Future Sales of Shares

    A total of 55,966,663 shares of common stock are issued and outstanding. Of the 55,966,663 restricted shares outstanding, 22,633,330 shares are being offered for sale by the selling shareholders in this offering, which will be immediately resalable without restriction of any kind.

PLAN OF DISTRIBUTION

    There are forty (40) selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

  on such public markets or exchanges, as the common stock may from time to time be trading;
  in privately negotiated transactions;
  through the writing of options on the common stock;
  in short sales; or
  in any combination of these methods of distribution.

    The sales price to the public is fixed at $0.0015 per share until such time as the shares of our common stock become traded on the OTCBB operated by the FINRA or another exchange. If our common stock becomes quoted on the OTCBB or another exchange, then the sale price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

  the market price of our common stock prevailing at the time of sale;
  a price related to such prevailing market price of our common stock; or
  such other price as the selling shareholders determine from time to time.

    The shares may also be sold in compliance with SEC Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or broker-dealers, who may act as agent or acquire the common stock as a principal. Any broker-dealer participating in such transactions as agent may receive a commission from the selling shareholders; or if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Broker-dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker-dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker-dealer's commitment to the selling shareholders. Brokers-dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other broker-dealers.

    We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $20,000. The selling shareholders, however, will pay commissions or other fees payable to broker-dealer in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may among other things:

  not engage in any stabilization activities in connection with our common stock;
  furnish each broker-dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker-dealer; and
  not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

    There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed broker-dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.

    Of the 55,966,663 shares of common stock outstanding as of January 19, 2011, 33,333,333 shares are owned by our sole officer and director.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

    Our authorized capital stock consists of 100,000,000 shares of common stock, $0.00001 par value, and 100,000,000 shares of preferred stock, $0.00001 par value. There are currently no differences in the rights or restrictions attached to our two classes of stock. The holders of our common stock:

*     have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*     are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*     do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*     are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

    All shares of common stock currently outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

    Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

    As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

    There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Dividends

    We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs, and it is anticipated that all available cash will be needed for our operations, in the foreseeable future.

Section 15(g) of the Exchange Act

    Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

    Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

    Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

    Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

    Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

    Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

    Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

    No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

    Our financial statements for the period from July 8, 2009 (inception) to July 31, 2010, included in this prospectus have been audited by GBH CPAs, PC, 6002 Rogerdale, Suite 500, Houston, Texas 77072, telephone (713) 482-0000, as set forth in its report of independent registered public accounting firm included in this prospectus. Its report is given upon its authority as an expert in accounting and auditing.

    The validity of the issuance of the common stock hereby will be passed upon for us by Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726, telephone (732) 409-1212.

DESCRIPTION OF BUSINESS

General

    We were incorporated in the State of Nevada on July 8, 2009. Our business operations will be divided into two segments. The first is DR DENTAL SPA, which will be an informative and interactive website portal, where both dentists and patients can access dental information and in the future have video-to-video online consultations. This part of our business which involves video-to-video online communication which is still being developed to incorporate secure online communication, and patient monitoring patient communication protocols, the application of compression technology, development of software that is custom built for dentists and dental applications, and integrating hardware such as dental webcams that work with the software being developed. The video to video online consultations and the patient monitoring software will be initially tested in the Dominican and if successful it maybe offered to other Caribbean countries.

    As far as the web portal is concerned, the information is being developed in house and being sourced from various dental institutes and associations. In addition, a portal is being developed as it will allow industry experts to share their knowledge and post their knowledge to visitors to our site. In turn, information will be provided freely and be shared on our site. At this point, part of the information being compiled is readily available on the internet and does not require a license from a third party vendor. We will not be providing any dental advise just information. Information will be available to all that have access to the internet and is not limited to just providing a dental web portal to just the Dominican Republic or to the Caribbean but to the rest of the world. Our goal is to have the web portal completed by the end of the second quarter of 2011. To date we have spent $7,500 towards the functionality of the web portal.

    The other segment will be a mobile teeth whitening business, where licenses or franchises will be sold in such places as kiosks, malls, spas, gyms, tanning salons, hair and nail salons, at hotels, and malls. To date, we have finished planning our operations and have at this time received our initial order of teeth whitening equipment, gels, and kits from our supplier Beaming White, a company based in Vancouver, Washington. The kit purchased included the following:

  LED Lamp with Remote and protective goggles
  16% HP Advanced Teeth Whitening Kit
  Forever White Pen, individually boxed
  R-20 Shade Guide
  Take Home Kit 35% CP w/ Mini-Blue light **GENERIC**
  Bib Holder
  Beaming White Flyers **SPANISH**
  17 x 22 Posters
  Pro Whitening Kit 35% HP
  Cheek Retractor
  Full set of Training Materials

    We do not have a supply agreement or and exclusive rights agreement with Beaming White for the Dominican Republic at this point. By not having an exclusive agreement in place with Beaming White is not a major deterrent to completion as Beaming White has given us the ability to private label our Teeth Whitening system under our own brand of DRDIENTESBLANCOS. The introduction of a teeth whitening solution will probably cause others such as dentists, tanning salons, and spas to follow suite and offer a similar solution from another suppliers of teeth whitening gels and equipment and in fact other entrepreneurs may also source out their equipment from Beaming White. Competition is encouraged as it just allows us to validate the market demand for teeth whitening.

    Our goal is to sell entire systems as listed above to salons, spas, dentists, mall kiosks, hotels, and gyms and to continue to service these accounts with margins that allow the Company to be profitable. However, a number of factors such as the downturn in the economy may affect the buying decisions of consumers to spend their income on a luxury cosmetic procedure. In addition, a lack of financing may also restrict the Company's ability to market and compete in a growing industry.

    In addition to the marketing materials obtained from Beaming White, our president has developed additional marketing materials necessary for demonstrating the teeth whitening business and has begun making sales calls to prospective clients such as salons and has provided complimentary demonstrations to the owners, managers, and clients of these firms in an effort for achieving sales. To start, these sales initiatives have been primarily in Santo Domingo in the Dominican Republic. At this time, our target market is primarily Spanish-speaking. We will be private labeling this business segment as DRDIENTESBLANCOS, which means "Doctor white teeth" in Spanish. We have reserved two domain names for the Company's two separate businesses: www.drdentalspa.com; and www.drdientesblancos.com. We have retained a web design firm which has begun development of both sites. The web development will be a process that is ongoing as this is a process that is always being improved, enhanced, and updated.

    We maintain our statutory registered agent's office at State Agent and Transfer Syndicate, Inc., 112 N. Curry Street, Carson City, Nevada 89703 and our business office is located at Plaza Tania, Romulo Betancourt No. 289, Local 306, Bella Vista, Santo Domingo, Dominican Republic. This is also our mailing address. Our telephone number is (809) 533-9443. We are currently renting office space owned by Boyter Island Properties Inc. where they are also a tenant. Boyter leases us office space on a contractual agreement basis. Santo Pita has entered into a month to month rental contract for $175.00 plus taxes. A copy of the letter of engagement was filed as Exhibit 10.3 to our registration statement on Form S-1/A-1 on December 16, 2010.

Industry Information

Dental Teeth Whitening

    Dental Bleaching, also known as Teeth Whitening is a common procedure in dentistry. It falls under the category of cosmetic dentistry. The process itself eliminates stains and other discolorations on the teeth due to tea, coffee, smoking, and other lifestyle-related activities. Certain antibiotic medications can also cause teeth stains or reduction in the color of the enamel. Additionally, whitening can also lighten other usual teeth pigmentations.

    There are several methods of teeth whitening, including applying bleaching gels, bleaching strips, bleaching pens, and laser bleaching. For over a decade, using bleaching strips has been a mainstream way for consumers to whiten their teeth for a short period of time. These strips have been commonly provided by toothpaste companies, but the effects do not last for long periods of time, and are far less effective than other, more professional methods. Another at-home method of whitening teeth has been using thin guard-trays. Other forms of whitening include using oxidizing agents such has hydrogen peroxide and carbomide peroxide. These types of whitening can last up to several months, but vary significantly depending on the user, their lifestyle, health habits, and eating habits.

    In the U.S., the American Dental Association has published acceptable methods of teeth whitening. One such process is termed "non-dental" teeth whitening, also known as laser teeth whitening. This is in fact a misnomer, as there are no lasers involved, just lights. These types of whitening are lightly regulated in the U.S. and other countries.

    Today, the teeth whitening industry is a multibillion dollar worldwide industry. It is estimated to be a $11.4 billion industry in the U.S. alone. Now that the option of whitening in spas and kiosks are available for a reasonable and inexpensive price, it seems demand for it will increase. People would want to whiten their teeth for a multitude of reasons, including improving their appearance, looking more professional, improving their social status, and making good first impressions. Both males and females desire to improve their smile, which in turn, helps improve people's self confidence. A business such as this is not seasonal; it would be a year-round industry because people would want to improve their smile and self confidence no matter what time of year it is. Age is also not a factor in teeth whitening. The procedure can be done on people of any age. However, adults over 40 years old would be better candidates due to their years of drinking dark colored beverages, smoking, and eating certain types of foods. We plan to take advantage of this growing opportunity and begin to sell teeth whitening systems to kiosks, spas, gyms, tanning salons, hair and nail salons, hotels, and malls throughout the Dominican Republic.

Medical/Dental Websites

    Another area that we will develop is in a Dental Website which will act as an information portal for patients and dentists. It is more and more common for patients to look up simple and complex medical and dental problems on the internet before going to see a medical or dental professional. For medical answers, many people use websites such as WebMD, where a plethora of information is available to assist people in their self diagnosis of any ailments. For example, if a person is feeling ill, but isn't sure what the specific problem is, that person can answer a few questions to what their symptoms are. The website will help narrow down the list of possible ailments, and help the patient decide if a doctor needs to be consulted. WebMD also has information regarding health and health care, including a symptom checklist, pharmacy information, blogs of physicians with specific topics and a place to store personal medical information. It also helps non professionals learn more about preventative medicine, which in turn helps keep health care costs down. Additionally, websites such as WebMD can help patients and other non professionals lead healthy lifestyles without the consult of a doctor or nutritionist. In the case of having to see a doctor, WebMD aids the patient in preparation for the consult to help them better understand the root cause of the problem, and what possibly can be done to recover. If a patient wants to learn more about prescription medications to suggest to a doctor before a consult, the portal will assist in the education of the medicine.

    WebMD has been online since 1998. It has seen significant increase in traffic since its inception. According to Alexa.com, a web information and statistics company, WebMD is the 194th most trafficked website in the U.S. Worldwide, it is the 675th most trafficked website.

    DRDental Spa is being developed as a portal website to the dental industry, just as WebMD is to the medical industry, which has been online since 1996. However, as WebMD contains a complete database of information about diseases, nutrition, symptoms, medicine, doctors, and the medical field itself, DRDentalSpa is a link from patients to doctors through a dental community and forum. On this website, a poster may ask questions on a forum, and other people, including dental professionals or other patients with similar experiences can help answer questions. These topics can include oral hygiene, patient checkups, types of gum diseases, etc. Additionally, users can look up information about dental procedures, dental symptoms, and many other facts surrounding the dental field.

Teeth Whitening

    We will focus much of our efforts on creating a teeth whitening brand and image. Since our initial focus will be targeting the Spanish-speaking population in the Dominican Republic, we have branded the teeth whitening business as DRDIENTESBLANCOS, which means "Doctor white teeth" in Spanish. As mentioned earlier, the teeth whitening industry has experienced significant growth. That includes at-home methods such as whitening strips, bleaches, peroxides and other chemically related products. Additionally, one specific area that has seen significant growth is the laser-teeth whitening industry. These can be used in hospitals or dentist offices, but mobile use, such as kiosks in malls, has seen the most growth in the U.S. Since it is so lightly regulated, people without any certifications can operate the laser machine in many states. Training for the operation of the machines is minimal, usually less than one week. Although it is termed "laser" teeth whitening, there is no laser being used. It is actually a light being used. The process itself is extremely non-invasive, and doesn't even require the operator to touch the patient's mouth at all. Some may even consider it a non-dental procedure due to lack of contact with the patient's mouth.

Our Teeth Whitening Process

    The Company's teeth whitening process is a safe, non-invasive cosmetic procedure to whiten teeth. The whitening gel will be applied directly onto the teeth. A lamp will then be placed directly in front of the teeth, emitting a cold blue light at a wavelength of around 465 nanometres the blue light activates the gel and accelerates the whitening process. After 20 minutes, the gel is rinsed off the teeth and a fresh coat of gel is applied. This process will be repeated at least 2 times.

    The procedure is safe. The Company's procedure will not damage enamel or existing fillings. The primary ingredient in the Company's gel is hydrogen peroxide, which has been safely used in teeth whitening for years and is recognized as an effective whitening ingredient by the dental community.

    The majority of our supplier's clients have experienced no pain or sensitivity after the teeth whitening treatment. A very small percentage of customers may experience slight tooth sensitivity following the procedure. Taking some sort of analgesic almost always resolves the feeling and if requested we can provide the customer an application of vitamin E, known to increase client comfort. It is best to avoid very hot or very cold drinks for the first 24 hours if there is any tooth sensitivity.

    In clinical studies conducted by our supplier, our Company's teeth whitening treatment will be able to make teeth between 2 and 8 shades whiter, on average. Results may vary. Ultimately, the goal will be to achieve optimum, natural whiteness.

    The long-term results depend primarily on the individual. Certain habits, such as the use of tobacco products, drinking a lot of coffee, tea, dark soft drinks, and infrequent visits to the dentist for regular cleanings, can hamper the results. Regular professional care and use of the Company's Whitening Maintenance Pen can help maintain one's whiteness for 1-2 years. Some people will prefer to do the whitening treatment more than once.

    Virtually anyone wanting to whiten his or her teeth can benefit from using the Company's teeth whitening system - including people with severe food, coffee, tobacco or tetracycline stains. Young adults 14 years of age and older are candidates for the procedure, especially for those that have heavy staining after orthodontic treatment is complete and their braces are removed. We recommend that you not do this process while nursing or pregnant, receiving orthodontic treatment, have extensive dental work, such as veneers or crown/bridges. As well, anyone who has used Accutane in the past six months or had recent dental work within the last 30 days is not a good candidate for the procedure. If you ever have any concerns, feel free to consult with your dentist before your initial consultation.

    Cosmetic teeth whitening is a safe, quick, affordable and effective way to improve your appearance. It erases staining and reverses the natural dulling of the teeth that occurs over time.

Our Supplier

    Our current supplier of teeth whitening gels, LED lamps, clamps, goggles, and kits is based in Vancouver, Washington. The name of the Company is Beaming White and they are the leading supplier of teeth whitening products in the U.S. Their teeth whitening lights and other products are manufactured in China and their teeth whitening gel is manufactured in the U.S. They have offices in the U.S., Spain, and Hong Kong and they plan on opening an office in Canada soon. They keep stock in the U.S., China and Spain. They ship larger quantities directly from China or Hong Kong (except for gel and teeth whitening kits). In the U.S. they supply both retail and wholesale, and in the rest of the world it is mostly wholesale. Their main customer base includes dentists, salons, spas, dental products distributors, and teeth whitening distributors.

    All of our teeth whitening gels that we purchase from our supplier have the following benefits: the gels are dental-grade; manufactured in the U.S.; they carry a Free Sale Certificate to import the gels into foreign countries; MSDS sheets are available for all the gels; the gels are backed by a $4,000,000 product liability insurance policy; and all of our supplier's products are CE-certified and comply with FDA regulations.

    Our specific goal is to provide the public with dental related information via a dental web portal and to profitably sell teeth whitening kiosks in Central America, beginning with the Dominican Republic. We intend to accomplish the foregoing by the steps outline below.

    We will hire well-trained university dental students (pre-dental) or dental students to operate the teeth whitening machines. Our president, Ms. Rosa Habeila Feliz Ruiz, is herself a university dental student. Ms. Feliz Ruiz, along with her colleagues and classmates, who are on her level of studies or higher, will initially be candidates to operate these whitening machines. This is highly beneficial for the person getting his or her teeth whitened, as the dental student will be very likely to discover any oral diseases that may exist. This is unlike the industry standard, where training is minimal, and a license is not required. We will ensure every operator is fully trained and will undergo licensing. The training will also include how to inspect for oral diseases. Additionally, we may hire graduated certified dentists to operate the machines.

    Under the condition of our mobile operations, the trained professional will travel to the location that customer is at, either their home or office. The process itself takes a short amount of time and can be finished within one hour. The other option customers have is to go to a specialized cosmetic spa, where many other types of cosmetic applications can be provided, including facials, make-up, manicures, pedicures, skin treatments, among others.

    In the United States, the average treatment for a dentist to whiten teeth costs $400 - $600. The average cost of a dentist-recommended take-home do-it-yourself kit is $100 - $400. The average cost for a non-dentist salon treatment is $120 - $400. We plan to charge $80 - $100 for treatments.

Brand Promotion and Franchising

    Our efforts in teeth whitening will be to develop our brand image. At the start of our operations, we will license or franchise to a number of spas, specifically for the purpose of teeth whitening. From there we will try to expand business through several methods. These methods include:

  Trade Shows - A highly effective medium to help promote our brand of teeth whitening. Since teeth whitening is a fairly new concept in the Caribbean as a professional service, we will push our brand name as an innovate concept in the region through trade shows
  E-mail solicitations - We will use email as a way of becoming known in the community. We will use software specifically designed to arrive in a vendor's email inbox and not in its spam box.
  Personal visits from Dental Professionals - This is a method that will be highly effective, especially in the Dominican Republic. A van with logos will be utilized for the sole use of transporting professionals plus equipment.
  Flyers - After a professional has made a house call to a certain customer, that professional will continue to promote the brand image with the logo on the van plus putting flyers in mailboxes at homes close to original customer.
  Word of Mouth and Referrals - Since it is imperative for the company to build a brand image for the sake of franchising, it will rely on customers to refer their friends and family to the brand. Afterwards, it will rely on word of mouth to help sustain its business.
  Google Ads and Local Websites - We will aggressively advertise on the internet on local websites, including Google Ads on popular local social and news websites. This is a highly effective method of obtaining younger and more internet-savvy customers.

  Traditional Advertising - Advertising, such as on billboards, magazines, newspapers, and local television stations are an effective method of gaining customers of all demographics
  Our own Dental Website - See below, Dental Website.

    As we begin to develop our brand image and teeth whitening becomes a trend in the Dominican Republic, the company will plan to franchise the brand's name into mobile kiosks in malls, spas, gyms, tanning salons, hair and nail salons, and home and office personal visits by professionals. These franchises will be licensed out to local entrepreneurs and businesses already licensed in cosmetic applications. The franchisee will have incentives to grow their own franchise from their own drive and motivation. As their franchise grows, so will our mobile dental brand name.

Dental Portal Website

    Our other primary area of business will be to focus on a comprehensive website linking dentists and patients together in a number of ways. The site will be in both English and Spanish. The site will follow a similar suit as WebMD and WebDental do in the United States. It will provide both dentists and patients a simple and easy to use solution that helps manage administrative communicative and informative functions. It will help bring access to a number of dental communities both in the Dominican Republic and abroad.

    Our portal will be for both professional and consumers. For dental professionals, there will be a subscription based portal for specific information and inquiries. It will help dentists find new patients. This will be a fee-based service and will add significant value to local dentists in the Dominican Republic. Another major benefit it brings to dental professionals is a single point of access. Santo Pita will reduce the need to use multiple administrative, communication, and information services and it will integrate these services via web-based technologies. The website will help professionals adopt these technologies with minimal expense.

    The website will also have significant benefits for dental consumers. Patients will be able to access the site for free without the need for a subscription. They will have access to a wide array of dental information, including dental hygiene, dental procedures, diseases, disease prevention, and self diagnosis techniques based on symptoms. The website will provide healthcare consumers with a single point of access to premium content, including reference material, wellness databases, as well as publications developed by third party content providers which Santo Pita has established relationships with. Consumers can use this free information to educate themselves on dental-related matters in order to make better decisions. In addition, the website can deliver personalized content and email updates based on a user's specific profile. It will also help the consumer see what the expected cost of a procedure may be.

    The site will also allow consumers to access online communities. The communities will provide the consumer with personalized education about their health condition and allow them to participate in message boards, live chat rooms, and other types of support networks. Online communities can also provide member-generated content based on experiences. One other premium benefit to consumers is to access a dentist in their area with their specific requirements, such as specialty or any other personal requirements. Consumers may be able to compare costs of procedures with a number of dentists in the area according to postal code.

    We plan for the website to become a large database of information, making it beneficial to dental students. As there will constantly be questions and answers that are posted to the website's forum, students can learn exactly what symptoms are related to which problems, and what procedures are appropriate to handle the specific problems. There will also be an open forum specifically for university and dental students where students can help each other with homework or upcoming examinations. Real time chat windows will be available to users with multiple people being able to video chat at one time.

Online Consultations

    As part of our future development of our website, patients and dentists will be able to chat live from the comfort and convenience of their own home or office. This will significantly cut dental costs and save time and money for patients, while benefiting professional by help gaining the trust of the patient. Santo Pita will begin the distribution of webcams to dentists and patients for video chat purposes. This will significantly help in the consultation process as it will put a face to the name. Using online consultations will significantly help patients better understand the nature of their problem, and help decide whether a formal dentist visit is necessary.

    Additionally, we plan to sell USB dental cameras to patients with the specific purpose of taking up-close photographs of patients' gums, teeth and other areas of the mouth. This will allow the doctor to analyze a patient's mouth without the need for a visit. These USB cameras are highly specialized and intended only for use for close-up pictures. Lens quality is high and photographs can be taken millimeters away from teeth or gums. After the photo is taken, it can be directly sent to the dentist and will appear on the special software that comes with the camera. The software will sync with the website for creating online databases of patients and pictures.

Website Revenue

    Many of the services offered by our website will be free of charge, especially to the consumer. Services such as message boards and forums for patients and dentists to share ideas will not be charged. Dental professionals may use the basic areas of the website free of charge, but more complex services, such as database management, access to customers, customer referrals, and chat opportunities with patients will be charged.

    Additionally, we will charge for the use of banner advertisements on our website. As the site develops and begins to attract a large following, large oral hygiene companies, such as Crest and Colgate will desire to place advertisements on our website. Other businesses that are interested in the target audience will also want to advertise. These include pharmaceutical companies, equipment manufacturers, consumable product distributors, mobile teeth whitening spas, and local dentists.

Risk Analysis and Business Environment

Risks Associated with Teeth Whitening

    There are a number of risks associated with teeth whitening and starting a business in this industry. One is that this industry is lightly regulated in most of the world now, since LED teeth whitening is a relatively new technology. People who operate these machines do not have to be certified dentists, nor do they have to be licensed professionals. However, we will ensure every person operating these machines is highly trained and licensed to operate them, but will not be dentists. There will be a risk that since the operators are not dentists, consumers (or patients) will not trust the licensed operators or may be impatient with them. Additionally, after examining a patient's mouth, the operator may not be able to recognize any abnormalities or diseases that a patient may have. The patient must be made fully aware that a teeth cleaning machine operator is not a dentist.

    There also may be a backlash in the dental community over teeth whitening. Many patients will face a dilemma when they want to go for teeth whitening. They must decide whether they want to use a dentist and take advantage of their oral expertise. The price of using a dentist may be significantly higher than using a non dental professional for their expertise. The price may be significantly lower at a spa or kiosk than a dental clinic. Therefore, the dental community may find this practice unfair because they may end up losing patients to this new industry. Dentists may see this industry as untested and unregulated, and may call on authorities to start regulating this industry. However, since the operator of the machine actually does not touch or make any physical contact with the patient's mouth, it may not be considered a dental procedure.

    There are also some risks involved with the teeth whitening process. One risk involved is inexperience with the machine and/or the process of teeth whitening. If this occurs, and the machine is not operated in the correct method, patients may experience some damage to their teeth or gums. Additionally, there may be a risk of over-bleaching if the machine is used for a period exceeding the standard amount of time. Tooth bleaching may also slightly affect tooth enamel and make teeth more sensitive. If a patient is experiencing any pain in his or her tooth, a dentist should be consulted before any sort of cosmetic dental procedure.

    There also may be risks with franchising the products and brand name of Santo Pita. A franchisee will hold liability for any wrongdoings that is done under their supervision. However, it may cause damage to Santo Pita's name in the case of any wrongdoings actually occurring. Therefore, it is important that an extensive training program occur before operators begin to use their equipment. Additionally, everything must be standardized, from handling procedures to equipment used. Franchisees will also be trained in crisis prevention and conflict resolution.

Competitive Advantages

    Teeth whitening is a relatively new industry in both developed and developing countries, and therefore it has not taken-off on a large scale in the Dominican Republic. If we can become the first large brand name in teeth whitening, we will have the opportunity to become a market leader in the industry. Additionally, it is important for us to market our name aggressively in order for it to obtain this competitive advantage. After the brand image is developed in the Dominican Republic, we will begin to franchise our name and equipment to local franchisees, who will be trained operators of the teeth whitening systems. Franchising is a great way to build incentives for all parties. It is widely known that a franchisee has more incentive than a typical employee or manager to build a brand. That is because their own investment is at stake, and they will be typically motivated to earn a return on investment based on their own skill and efforts.

    The teeth whitening systems that we will use will be among the best products with some of the highest quality that is available. Additionally, the company may purchase equipment from manufacturers in China that are lower in cost and have high durability, mobility, quality, and reliability. As the brand image grows and franchising occurs, we will be able to buy equipment in large quantities, effectively reducing costs.

    Currently, there are limited websites which offer a one stop place to obtain dental information, procedures, new technologies, and dental conditions for consumers looking to research this information. Having this site in both English and Spanish will definitely pose an advantage to the Company. Together with combining a one stop site of dental information, software, and dental hardware, our website will help us gain a competitive advantage because we plan for it to have the ability to link communities together with questions and answers, as well as dentists and patients and students alike. In time, it is our goal to have a social media website for the dental community and for patients to interact with one another and their dentists. Few other websites in the Dominican Republic have the ability to link people together for dental purposes. Additionally, few other websites offer the capabilities that we offer, such as USB dental camera equipment, database management, and linking to dentists of specialties in certain areas. This will be where we plan to excel against competition.

DESCRIPTION OF PROPERTY

    We maintain our statutory registered agent's office at State Agent and Transfer Syndicate, Inc., 112 N. Curry Street, Carson City, Nevada 89703 and our business office is located at Plaza Tania, Romulo Betancourt No. 289, Local 306, Bella Vista, Santo Domingo, Dominican Republic. This is also our mailing address. Our telephone number is (809) 533-9443. We are currently renting office space owned by Boyter Island Properties Inc. where they are also a tenant. Boyter leases us office space on a contractual agreement basis. Santo Pita has entered into a month to month rental contract for $175.00 plus taxes. A copy of the lease agreement was filed as Exhibit 10.2 to our registration statement on Form S-1/A-1 on December 16, 2010.

LEGAL PROCEEDINGS

    From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

    As of January 19, 2011, we had 41 shareholders of our common stock.

Rule 144 Shares

    As of January 19, 2011, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

    We may be deemed a shell company in accordance with the Securities Act of 1933. Therefore the shares of our common stock may only be resold through an effective registration statement or by meeting the conditions of Rule 144(i).

Stock Option Grants

    To date, we have not granted any stock options.

Registration Rights

    We have not granted registration rights to the selling shareholders or to any other persons.

AVAILABLE INFORMATION

    We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

    We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

SANTO PITA CORPORATION

INDEX TO FINANCIAL STATEMENTS

    Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by an indepdendent registered public accounting firm.

    Our financial statements immediately follow:

SANTO PITA CORPORATION
(A Development Stage Company)
BALANCE SHEETS As of October 31, 2010 (Unaudited)

	October 31,	July 31,
	2010	2010
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$19,539	$22,732
Pre-paid expenses	-	15,720

Total current assets	19,539	38,452

Total assets	$19,539	38,452

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$-	$-
Related party payable	6,637	1,637

Total current liabilities	6,637	1,637

STOCKHOLDERS' EQUITY
Preferred stock, 100,000,000 shares authorized,
$0.00001 par value;
0 shares issued and outstanding	-	-
Common stock, 100,000,000 shares authorized,
$0.00001 par value;
55,966,663 shares issued and outstanding	560	560
Additional paid-in capital	38,390	38,390
Deficit accumulated during development stage	(26,048)	(2,135)
Total stockholders' equity	12,902	36,815

Total liabilities and stockholders' equity	$19,539	$38,452

The accompanying notes are an integral part of these financial statements.

SANTO PITA CORPORATION
(A Development Stage Company)
STATMENTS OF EXPENSES (Unaudited)

	Three Months Ended October 31, 2010	Three Months Ended October 31, 2009	July 8, 2009 (Inception) to October 31, 2010

EXPENSES
Consulting fees	$5,716	$-	$5,716
General and administrative	7,314	-	9,284
Legal and accounting fees	11,000	-	11,000

Total expenses	$(24,030)	$-	$(26,000)

Other Income (Expense)
Foreign currency transaction gain (loss)	114	-	(51)
Interest income	3	-	3
Total other income (expense)	117	-	(48)

Net Loss	$(23,913)	$-	$(24,048)

Basic and diluted loss per common share	$(0.00)	$0.00

Basic and diluted weighted average number of
common shares outstanding	55,966,663	-

The accompanying notes are an integral part of these financial statements.

SANTO PITA CORPORATION
(A Development Stage Company)
STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended October 31, 2010	Three Months Ended October 31, 2009	July 8, 2009 (Inception) to October 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(23,913)	$-	$(26,048)
Adjustments to reconcile net loss to net cash used in operating activities:
Pre-paid expenses	15,720	-	-
Related party payable	5,000	-	6,637
Net cash used in operating activities	(3,193)	-	(19,411)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	-	-	38,950
Net cash from financing activities	-	-	38,950

Net change in cash and cash equivalents	(3,193)	-	19,539
Cash and cash equivalents, beginning of period	22,732	-	-

Cash and cash equivalents, end of period	$19,539	$-	$19,539

SUPPLEMENTAL CASHFLOW DISCLOSURES

Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

SANTO PITA CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1.     BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Santo Pita Corporation ("Santo Pita" or "Company"), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commissions, and should be read in conjunction with the audited financial statements and notes thereto contained in Santo Pita's Annual Report filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures required in Santo Pita's fiscal 2010 financial statements have been omitted.

NOTE 2.     GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies Santo Pita will continue to meet its obligations and continue its operations for the next fiscal year. Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Santo Pita be unable to continue as a going concern. As of October 31, 2010, Santo Pita has not generated revenues and has accumulated losses of $26,048 since inception. The continuation of Santo Pita as a going concern is dependent upon the continued financial support from its shareholders, the ability of Santo Pita to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Santo Pita's ability to continue as a going concern.

NOTE 3.     RELATED PARTY TRANSACTIONS

As of October 31, 2010, Santo Pita had advances of $6,637, payable to our sole officer and director. These advances were made to pay for incorporation costs of the Company. The advances bear no interest and are due on demand.

NOTE 4.     SUBSEQUENT EVENTS

The Company has evaluated subsequent events through January 19, 2011, the date these financial statements were available to be issued, and has determined that there were no subsequent events to recognize or disclose in these financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders
Santo Pita Corporation
(A Development Stage Company)
Bella Vista, Santo Domingo, Dominican Republic

We have audited the accompanying balance sheets of Santo Pita Corporation (the "Company") as of July 31, 2010 and 2009, and the related statements of expenses, stockholders' equity, and cash flows for the year ended July 31, 2010, the period from July 8, 2009 (inception) to July 31, 2009 and the period from July 8, 2009 (inception) to July 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Santo Pita Corporation as of July 31, 2010 and 2009, and the results of its operations and its cash flows for the year ended July 31, 2010, the period from July 8, 2009 (inception) to July 31, 2009 and the period from July 8, 2009 (inception) to July 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Santo Pita Corporation will continue as a going concern. As discussed in Note 3 to the financial statements, Santo Pita Corporation has not generated revenues since inception and has an accumulated deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
September 17, 2010

SANTO PITA CORPORATION
(A Development Stage Company)
BALANCE SHEETS

	July 31,	July 31,
	2010	2009
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$22,732	$-
Pre-paid expenses	15,720	-

Total current assets	38,452	-

Total assets	$38,452	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Related party payable	$1,637	$-

Total current liabilities	1,637	-

STOCKHOLDERS' EQUITY
Preferred stock, 100,000,000 shares authorized,
$0.00001 par value;
0 shares issued and outstanding	-	-
Common stock, 100,000,000 shares authorized,
$0.00001 par value;
55,966,663 shares issued and outstanding	560	-
Additional paid-in capital	38,390	-
Deficit accumulated during development stage	(2,135)	-
Total stockholders' equity	36,815	-

Total liabilities and stockholders' equity	$38,452	$-

The accompanying notes are an integral part of these financial statements.

SANTO PITA CORPORATION
(A Development Stage Company)
STATMENTS OF EXPENSES

	Year Ended July 31, 2010	July 8, 2009 (Inception) to July 31, 2009	July 8, 2009 (Inception) to July 31, 2010

EXPENSES
General and administrative	$1,970	$-	$1,970

Total expenses	1,970	-	1,970

Other Expense
Foreign currency transaction loss	(165)	-	(165)
Total other expense	(165)	-	(165)

Net Loss	$(2,135)	$-	$(2,135)

Basic and diluted loss per common share	$(0.01)	$0.00

Basic and diluted weighted average number of
common shares outstanding	244,658	-

The accompanying notes are an integral part of these financial statements.

SANTO PITA CORPORATION
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
For the period from July 8, 2009 (Inception) to July 31, 2010

Common Stock			Additional Paid-in	Deficit Accumulated	Total Stockholders' Equity
	Shares	Amount	Capital	During Development Stage

Inception	-	$-	$-	$-	$-

Balance, July 31, 2009	-	-	-	-	-

Stock issued for cash on
July 30, 2010 at $0.00015 per share	33,333,333	333	4,667	-	5,000

Stock issued for cash on
July 31, 2010 at $0.0015 per share	22,633,330	227	33,723	-	33,950

Net loss	-	-	-	(2,135)	(2,135)

Balance, July 31, 2010	55,966,663	$560	$38,390	$(2,135)	$36,815

The accompanying notes are an integral part of these financial statements.

SANTO PITA CORPORATION
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
	Year Ended July 31, 2010	July 8, 2009 (Inception) to July 31, 2009	July 8, 2009 (Inception) to July 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,135)	$-	$(2,135)
Adjustments to reconcile net loss to net cash used in operating activities:
Pre-paid expenses	(15,720)	-	(15,720)
Accounts payable	1,637	-	1,637
Net cash used in operating activities	(16,218)	-	(16,218)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	38,950	-	38,950
Net cash from financing activities	38,950	-	38,950

Net change in cash and cash equivalents	22,732	-	22,732
Cash and cash equivalents, beginning of period	-	-	-

Cash and cash equivalents, end of period	$22,732	$-	$22,732

SUPPLEMENTAL CASHFLOW DISCLOSURES

Interest paid	$-	$-	-
Income taxes paid	$-	$-	-

The accompanying notes are an integral part of these financial statements.

SANTO PITA CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Note 1. Nature of Operations

Nature of Business.

Santo Pita Corporation (referred to as the "Company" or "Santo Pita") was incorporated in the State of Nevada on July 8, 2009. Our business operations will be divided into two segments: one will be an informative and interactive website, where both dentists and patients can access dental information and have online consultations; the other will be mobile teeth whitening at such places as kiosks and in-home systems.

Note 2. Summary of Significant Accounting Policies

The summary of significant accounting policies presented below is designed to assist in understanding Santo Pita's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, which is responsible for the integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The Company prepares its financial statements in conformity with GAAP, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Adjustments-Functional Currency is the U.S. Dollar

The Company's functional currency for all operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Income statement accounts are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations. Gains and losses resulting from foreign currency transactions are also included in current results of operations. Aggregate foreign currency translation and transaction losses included in operations totaled $165 in 2010.

Note 2. Summary of Significant Accounting Policies (continued)

Basic and Diluted Earnings (Loss) Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the period ended July 31, 2010, there were no potentially dilutive securities outstanding.

Cash and Cash Equivalents

Santo Pita considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Risks and Contingencies

Santo Pita has a limited operating history. The Company has not yet generated significant revenue from its business operations. As a new operating entity in its current form, Santo Pita faces risks and uncertainties relating to its ability to successfully implement its strategy. Among other things, these risks include the ability to develop and sustain revenue growth; manage operations; competition; attract, retain and motivate qualified personnel; maintain and develop new strategic relationships; and the ability to anticipate and adapt to the dental market and any changes in government regulations. Santo Pita may be subject to the risks of delays and other uncertainties, including financial, operations, technological, regulatory and other risks associated with an emerging business, including the potential risks of business failure.

Fair Values of Financial Instruments

Management believes that the carrying amounts of Santo Pita's financial instruments, consisting primarily of cash and accounts payable, approximated their fair values as of July 31, 2010, due to their short-term nature.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company computes a deferred tax asset for net operating losses carried forward. The potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Note 2. Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements.

Santo Pita does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

Note 3. Development Stage and Going Concern

These financial statements have been prepared on a going concern basis, which implies Santo Pita will continue to meet its obligations and continue its operations for the next fiscal year. As of July 31, 2010, Santo Pita has not generated revenues and has accumulated losses of $2,135 since inception. Santo Pita has not commenced operations. The Company's sole officer and director is unwilling to loan or advance any additional capital to the Company, except for the costs associated with the preparation and filing of reports with the Securities and Exchange Commission ("SEC"). These factors raise substantial doubt regarding the Santo Pita's ability to continue as a going concern. The continuation of Santo Pita as a going concern is dependent upon financial support from its stockholders, the ability of Santo Pita to obtain necessary equity financing to continue operations, and the attainment of profitable operations. Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Santo Pita be unable to continue as a going concern.

Note 4. Stockholder's Equity

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.00001 par value, and 100,000,000 shares of preferred stock, $0.00001 par value. As of July 31, 2010, we have not issued any preferred shares.

On July 30, 2010, we sold 33,333,333 shares of common stock to our sole officer and director, Rosa Habeila Feliz Ruiz for $5,000.

As of July 31, 2010, we sold 22,633,330 shares of our common stock at $0.0015 per share for a total of $33,950.

Note 5. Related Party Transactions

As of July 31, 2010 and 2009, Santo Pita had advances of $1,637 and $0, respectively, payable to our sole officer and director. These advances were made to cover incorporation costs of the Company. The advances bear no interest and are due on demand.

Note 6. Income Taxes

Santo Pita uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. Since inception, Santo Pita incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $2,135 at July 31, 2010, and will expire in the year 2030.

At July 31, 2010, deferred tax assets consisted of the following:

Deferred tax assets (net operating loss carry-forwards)	$(320)
Less: valuation allowance	320
Net deferred tax asset	$-

Note 7. Commitments and Contingencies

During August 2010, Santo Pita executed a consulting agreement to pay Executive Consulting Services ("ECS") Group $1,000 per month for the next year. ECS provides administrative, compliance, accounting, and SEC reporting support for the operations of the Company. Administrative duties include maintaining compliance with regulatory agencies such as Nevada Secretary of State and the Securities and Exchange Commission, maintaining the Corporate Minute Book, acting as the Company's bookkeeper and EDGAR/IDEA filing agent. Additionally, ECS acts as liaison between the Company's president and its auditor, legal counsel, transfer agent, registered agent and the SEC. Upon effectiveness of this registration statement, ECS will continue to provide administrative and compliance support especially as it relates to the preparation of financial statements and reports on Form 10-Q, 10-K and 8-K.

Note 8. Subsequent Events

In accordance with ASC 855-10 the Company reviewed all material events through September 17, 2010, the date these financial statements were available to be issued and there were no material subsequent events to report, except as disclosed in Note 7. Commitments and Contingencies.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere in this Form S-1. The following discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to future events or our future performance. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this prospectus. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

    We are a development stage company and have not yet generated or realized any revenues from our business operations.

    There is a going concern uncertainty as to whether we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. Our independent auditor has raised substantial doubt regarding our ability to continue as a going concern. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website, locate suppliers of products/services and can sell products/services to our customers. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others. We must raise cash to implement our project and begin our operations.

    To meet our need for cash we raised $33,950 in a private placement offering which closed on July 31, 2010. We cannot guarantee that once we begin operations we will stay in business after twelve months. If we are unable to secure enough suppliers of products at suitably low pricing or enough customers willing to buy the products at higher than the price we have negotiated with our suppliers, we may quickly use up the proceeds from the offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than from our private offering. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. We believe the funds from the offering will be enough to develop our growth strategy.

    If we need more money we will have to revert to obtaining additional financing as described in the above stated paragraph. Other than as described in these two paragraphs, we have no other financing plans.

Plan of Operations

    Our business operations will be divided into two segments. The first is DR DENTAL SPA, which will be an informative and interactive website portal, where both dentists and patients can access dental information and in the future have video-to-video online consultations. This part of our business which involves video-to-video online communication which is still being developed to incorporate secure online communication, and patient monitoring patient communication protocols, the application of compression technology, development of software that is custom built for dentists and dental applications, and integrating hardware such as dental webcams that work with the software being developed. The video to video online consultations and the patient monitoring software will be initially tested in the Dominican and if successful it maybe offered to other Caribbean countries.

    As far as the web portal is concerned, the information is being developed in house and being sourced from various dental institutes and associations. In addition, a portal is being developed as it will allow industry experts to share their knowledge and post their knowledge to visitors to our site. In turn, information will be provided freely and be shared on our site. At this point parts of the information being compiled is readily available on the internet and does not require a license from a third party vendor. We will not be providing any dental advise just information. Information will be available to all that have access to the internet and is not limited to just providing a dental web portal to just the Dominican Republic or to the Caribbean but to the rest of the world. Our goal is to have the web portal completed by the end of the second quarter of 2011. To date we have spent $7,500 towards the functionality of the web portal.

    The other segment will be a mobile teeth whitening business, where licenses or franchises will be sold in such places as kiosks, malls, spas, gyms, tanning salons, hair and nail salons, at hotels, and malls. To date, we have finished planning our operations and have at this time received our initial order of teeth whitening equipment, gels, and kits from our supplier Beaming White, a company based in Vancouver, Washington. The kit purchased included the following:

  LED Lamp with Remote and protective goggles
  16% HP Advanced Teeth Whitening Kit
  Forever White Pen, individually boxed
  R-20 Shade Guide
  Take Home Kit 35% CP w/ Mini-Blue light **GENERIC**
  Bib Holder
  Beaming White Flyers **SPANISH**
  17 x 22 Posters
  Pro Whitening Kit 35% HP
  Cheek Retractor
  Full set of Training Materials

    We do not have a supply agreement or an exclusive rights agreement with Beaming White for the Dominican Republic at this point. By not having an exclusive agreement in place with Beaming White is not a major deterrent to completion as Beaming White has given us the ability to private label our Teeth Whitening system under our own brand of DRDIENTESBLANCOS. The introduction of a teeth whitening solution will probably cause others such as dentists, tanning salons, and spas to follow suite and offer a similar solution from another suppliers of teeth whitening gels and equipment and in fact other entrepreneurs may also source out their equipment from Beaming White. Competition is encouraged as it just allows us to validate the market demand for teeth whitening.

    In addition to the marketing materials obtained from Beaming White, our president has developed additional marketing materials necessary for demonstrating the teeth whitening business and has begun making sales calls to prospective clients such as salons and has provided complimentary demonstrations to the owners, managers, and clients of these firms in an effort for achieving sales. To start, these sales initiatives have been primarily in Santo Domingo in the Dominican Republic. At this time, our target market is primarily Spanish-speaking clients. We will be private labeling this business segment as DRDIENTESBLANCOS, which means "Doctor white teeth" in Spanish. We have reserved two domain names for the Company's two separate businesses: www.drdentalspa.com; and www.drdientesblancos.com. We have retained a web design firm which has begun development of both sites. The web development will be a process that is ongoing as this is a process that is always being improved, enhanced, and updated.

    Our 12 month goal is to sell entire systems, LED Lamps, gels, marketing material, guards, and whitening pens as listed above to salons, spas, dentists, mall kiosks, hotels, and gyms and to continue to service these accounts with margins that allow the Company to be profitable. However, a number of factors such as the downturn in the economy may affect the buying decisions of consumers to spend their income on a luxury cosmetic procedure. In addition, a lack of financing may also restrict the Company's ability to market and compete in a growing industry. However, we intend to accomplish the foregoing by following the steps outlined below.

  Now that we have acquired our teeth whitening equipment and kits, we will immediately begin to establish 1 to 2 kiosks. Our sole officer and director will handle our administrative duties. We expect to spend $5,000 to $10,000 to set up our office equipments, sales materials, training manuals, office procedures and marketing materials for the corporate office to be operational and functional to make sales.
  We have retained a website developer out of India to create state of the art websites to promote our products. We expect to spend $7,000 for our websites which will include graphics and links from our site. Having our website developed in India will allow us to better utilize our use of proceeds as a website and portal created in North America of this nature would have cost the Company five times more. We hope to Beta test the sites by the end of the second quarter of 2011.
  Marketing and advertising will be focused on promoting our website and products. The advertising campaign may also include the design and printing of various sales materials. We intend to market our website through traditional sources such as advertising in magazines, billboards, telephone directories and preparing and sending out flyers and mailers both through the regular mail and via email. Advertising and promotion will be an ongoing effort but the initial cost of developing the campaign is estimated to cost between $5,000 and $10,000, however, there is no assurance that this amount will be sufficient for our on-going operations
  After testing the Web Portal we plan on going live with it in January of 2012.

    We anticipate that we will begin to generate revenues as soon as we are able to offer products/services for sale on our website. This is expected to happen once we negotiate agreements with one or two suppliers of products/services. We expect to be profitable within 12 months of signing the contracts with the businesses. We are not going to buy or sell any plant or significant equipment during the next twelve months.

    If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited operating history; need for additional capital

    There is no historical financial information about us upon which to base an evaluation of our performance. We are a development stage company and have not generated any revenues to date. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

    To become profitable and competitive, we have to locate and negotiate agreements with established businesses to offer their products/services for sale to us at pricing that will enable us to establish and sell the products/services to our clientele at a profit.

    We have no assurance that future additional financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to our existing stockholders.

Results of operations

From Inception on July 8, 2009 to October 31, 2010

    During the period we incorporated the company, hired an attorney and hired an auditor for the preparation of this registration statement. We have prepared an internal business plan. We reserved two domain names for the company: www.drdentalspa.com; and www.drdientesblancos.com. Our net loss since inception is $26,048 as a result of incurring expenses of $6,000 for accounting fees, $5,716 for consulting fees, $5,000 for legal fees, $9,284 for other general and administrative expenses and $48 for other expenses.

    On July 30, 2010, we sold 33,333,333 shares of common stock to our sole officer and director, Rosa Habeila Feliz Ruiz for $5,000.

    As of October 31, 2010, we sold 22,633,330 shares of our common stock at $0.0015 per share for a total of $33,950. The shares were issued pursuant to Regulation S of the Securities Act of 1933 to forty (40) investors.

Liquidity and capital resources

    As of the date of this prospectus, we have yet to generate any revenues from our business operations.

    As of October 31, 2010, our total assets were $19,539 comprised entirely of cash and our total liabilities were $6,637, comprised of an accounts payable and related party payable.

    On August 1, 2010, we executed a consulting agreement whereby we agreed to pay Executive Consulting Services Group ("ECS") $1,000 per month for the next year.

    ECS provides administrative, compliance, accounting, and SEC reporting support for the operations of the Company. Administrative duties include maintaining compliance with regulatory agencies such as Nevada Secretary of State and the Securities and Exchange Commission, maintaining the Corporate Minute Book, acting as the Company's bookkeeper and EDGAR/IDEA filing agent. Additionally, ECS acts as liaison between the Company's president and its auditor, legal counsel, transfer agent, registered agent and the SEC. Upon effectiveness of this registration statement, ECS will continue to provide administrative and compliance support especially as it relates to the preparation of financial statements and reports on Form 10-Q, 10-K and 8-K.

    We anticipate that we will meet our ongoing cash requirements through equity or debt financing. We estimate that our expenditures over the next 12 months (beginning in October 2010) will be approximately $290,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenditures ($)
Legal and accounting fees	12 months	45,000
Product testing and servicing costs	12 months	35,000
Marketing and advertising	12 months	55,000
Beta testing of web portal	12 months	10,000
Investor relations and capital raising	12 months	15,000
Management and operating costs	12 months	25,000
Salaries and consulting fees	12 months	30,000
Property and equipment purchases	12 months	50,000
General and administrative expenses	12 months	25,000
Total		$290,000

    We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements. We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

    If we are not able to raise the full $290,000 to implement our business plan as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on product acquisition, testing and servicing costs as well as marketing and advertising of our products. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

DIRECTORS AND EXECUTIVE OFFICERS

    Our sole officer and director serves until her successor is elected and qualified. Our officer is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

    The name, age and position of our sole officer and director is set forth below:

Name and Address	Age	Position(s)
Rosa Habiela Feliz Ruiz	22	President, Principal Executive Officer, Principal
Plaza Tania, Romulo Betancourt No. 289 Local 306		Financial Officer, Principal Accounting Officer Secretary, Treasurer and sole member of the Board of
Bella Vista, Santo Domingo, Dominican Republic		Directors

    All directors have a term of office expiring at the next annual general meeting of our company, unless re-elected or earlier vacated in accordance with our Bylaws. All officers have a term of office lasting until their removal or replacement by the board of directors.

Background of Our Sole Executive Officer and Director

    Since inception, Rosa Habeila Feliz Ruiz was appointed president, principal accounting officer, principal executive officer, principal financial officer, secretary, treasurer and sole member of our board of directors. From April 2006 to present, Ms. Feliz Ruiz started her own consulting company, Cristal Marketing of Santo Domingo, where she has been active on a part-time basis up to the present time. Cristal Marketing of Santo Domingo is a sole proprietorship which consults on marketing strategies for various spas and salons in the different regions of the Dominican Republic. From September 2005 to March 2006, Ms. Feliz Ruiz worked as a personal assistant and administrator with ARS Futuro Medical Insurance of Santo Domingo. Ms. Feliz Ruiz started Dentistry at UNPHEC University in Santo Domingo, Dominican Republic in Dec. 2008 which was after her part time employment with ARS Futuro, and expects to complete her degree by the end of the first quarter of 2012.

    None of the companies referred to above are parents, subsidiary corporations or other affiliates of Santo Pita Corporation.

    During the past ten years, Ms. Feliz Ruiz has not been the subject of the following events:

1. A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2. Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii) engaging in any type of business practice; or

iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

4. The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5. Found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6. Found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7. The subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)Any Federal or State securities or commodities law or regulation; or

ii)Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. The subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Transactions with Related Persons, Promoters and Certain Control Persons

    Ms. Feliz Ruiz is deemed a "promoter" of our company, within the meaning of such term under the Securities Act of 1933 since she founded and organized our company. Ms. Feliz Ruiz is our only "promoter". On July 30, 2010, we issued 33,333,333 shares of common stock as restricted securities to Rosa Habeila Feliz Ruiz, our sole officer and director, for $5,000. Feliz Ruiz has not received and is not entitled to receive any additional consideration for her services as our promoter.

Audit Committee Financial Expert

    We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid by us for the last three fiscal years ending July 31, 2010 for our sole officer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Rosa Habeila Feliz Ruiz	2010	0	0	0	0	0	0	0	0
President and Director	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

    We have no employment agreements with our sole executive officer. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

    The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

    Our sole director is not compensated for her services as a director. The board has not implemented a plan to award options to our director. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR'S COMPENSATION TABLE

Fees
Earned	Nonqualified
or	Non-Equity	Deferred
Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Rosa Habeila Feliz Ruiz	2010	0	0	0	0	0	0	0	0
President and Director

Employment Contracts

    We have no employment contracts with any of our officers or directors.

Long-Term Incentive Plan Awards

    We do not have any long-term incentive plans.

Compensation of Directors

    We do not pay our directors any money and we have no plans to pay our directors any money in the future.

Indemnification

    Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

    Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole director, officer and key employee, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possess sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner	the Offering	Offering	Sold	Shares are Sold
Rosa Habeila Feliz Ruiz [1]	33,333,333	59.56%	33,333,333	59.56%
Plaza Tania, Romulo Betancourt No. 289 Local 306
Bella Vista, Santo Domingo, Dominican Republic

All Officers and Directors	33,333,333	59.56%	33,333,333	59.56%
as a Group (1 person)

[1]     The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his stock holdings. Ms. Feliz Ruiz is our only "promoter".

Selling Shareholders

    The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

				Percentage
				of shares
				owned after the
	Total number of	Percentage of	Number of	offering assuming
	shares owned	shares owned	shares being	all of the share are
Name	prior to offering	prior to offering	offered	sold in the offering

Acosta, Oscar Manuel	533,333	0.95%	533,333	0%
Agramonte, Suleica	633,333	1.13%	633,333	0%
Alcantara Serrano, Doribel	633,333	1.13%	633,333	0%
Almanzar Hernandez, Jorge Luis	466,667	0.83%	466,667	0%
Camilo Calderon, Eloiza Vaudilia	533,333	0.95%	533,333	0%
Carrasco, Alejandro Ferreras	633,333	1.13%	633,333	0%
Cesar, Claudio Torres	500,000	0.89%	500,000	0%
Concepcion de la Paz, Alberto Alexander	600,000	1.07%	600,000	0%
Cruz Camilo, Esmaylli	500,000	0.89%	500,000	0%
Cuevas, Socra Elizabeth	633,333	1.13%	633,333	0%
De Jesus Santos, Jonathan	633,333	1.13%	633,333	0%
Del La Cruz, Maribel M.	533,333	0.95%	533,333	0%
Del La Rosa Falcon, Ramona	633,333	1.13%	633,333	0%
Diaz Abreu, Nelsa Maria	600,000	1.07%	600,000	0%
Feliz Ruiz, Angel de jesus [1]	533,333	0.95%	533,333	0%
Gomez, Franklin Pena	566,667	1.01%	566,667	0%
Guzman, Eusebio	500,000	0.89%	500,000	0%
Matos, Saul Escanio	533,333	0.95%	533,333	0%
Matos Grullon, Ramon Miguel	600,000	1.07%	600,000	0%
Medina Gonzalez, Ruddy Alfredo	566,667	1.01%	566,667	0%
Medina Soto, Hector Candido	533,333	0.95%	533,333	0%
Mejia, Dulce Maria	600,000	1.07%	600,000	0%
Mena Diplan, Francisca Esther	466,667	0.83%	466,667	0%
Mendez Baez, Vinicio Arturo	566,667	1.01%	566,667	0%
Mercedes, Englebert	466,667	0.83%	466,667	0%
Molano Jimenez, Julio Cesar	500,000	0.89%	500,000	0%
Montero Polanco, Tomas Enrique	633,333	1.13%	633,333	0%
Moreta Linares, Alfredo Adalberto	600,000	1.07%	600,000	0%
Nunez Luciano, Daritza Noelia	566,667	1.01%	566,667	0%
Reyes, Jissel Moreno	633,333	1.13%	633,333	0%
Reyes, Charlie	633,333	1.13%	633,333	0%
Rodriguez Hichez, Idauris Rafaelina	566,667	1.01%	566,667	0%
Ruiz, Mike Julio [2]	500,000	0.89%	500,000	0%
Saint-Hilaire, Cluadia Gisela	533,333	0.95%	533,333	0%
Salvador Bido, Lua Albany	633,333	1.13%	633,333	0%
Sanchez, Juan Guzman	466,667	0.83%	466,667	0%
Sanchez, Alfonso Perez	633,333	1.13%	633,333	0%
Suero, Cecelia Lebron	533,333	0.95%	533,333	0%
Suero, Mildelina Lebron	633,333	1.13%	633,333	0%
Tineo Castro, Anna Maria	566,667	1.01%	566,667	0%

Total	22,633,330	40.34%	22,633,330	0%

[1] Angel de Jesus Feliz Ruiz is the brother of Rosa Habeila Feliz Ruiz
[2] Mike Julio Ruiz is the brother of Rosa Habeila Feliz Ruiz
[3] Eusebio Guzman is the brother of Juan Guzman Sanchez.
[4] Juan Guzman Sanchez is the brother of Eusebio Guzman.
[5] Esmaylli Cruz Camilo is the daughter of Eloiza Vaudilia Camilo Calderon.
[6] Eloiza Vaudilia Camilo Calderon is the mother of Esmaylli Cruz Camilo.
[7] Cecelia Lebron Suero is the cousin of Mildelina Lebron Suero.
[8] Mildelina Lebron Suero is the cousin of Cecelia Lebron Suero.

    Each individual named exercised voting and/or dispositive control powers with respect to the shares owned by him.

    We issued these shares in reliance on the safe harbor provided by Regulation S promulgated under the Securities Act of 1933, as amended.  These investors who received the securities represented and warranted that they are not "U.S. Persons" as defined in Regulation S. In the alternative, the issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. We made this determination based on the representations of the  Shareholders which included, in pertinent part, that such shareholders were not a "U.S. Person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

    None of the selling shareholders has or has had within the past three years, any position, office, or other material relationship with us or any of our predecessors or affiliates.

    Our officers, directors and employees have not taken and will not take any action to assist selling stockholders in their sales efforts.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

    On July 30, 2010, we sold 33,333,333 shares of common stock to our sole officer and director, Rosa Habeila Feliz Ruiz for $5,000.

    As of October 31, 2010, we sold 22,633,330 shares of our common stock at $0.0015 per share for a total of $33,950. The shares were issued pursuant to Regulation S of the Securities Act of 1933 to forty (40) investors.

    As of October 31, 2010, Santo Pita had advances of $6,637 payable to our sole officer and director. These advances were made to pay for incorporation costs of the Company. The advances bear no interest and are due on demand.

LEGAL MATTERS

    Anslow & Jaclin, LLP, located at 195 Route 9 South, Suite 204, Manalapan, NJ 07726, will pass on the validity of the common stock being offered pursuant to this registration statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
OF SECURITIES ACT LIABILITIES

    Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

SANTO PITA CORPORATION
22,633,330 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ____________, 2011

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$2.42
Printing Expenses	$0.00
Accounting/administrative Fees and Expenses	$14,990
Blue Sky Fees/Expenses	$0.00
Legal Fees/ Expenses	$5,000
Escrow fees/Expenses	$0.00
Transfer Agent Fees	$0.00
Miscellaneous Expenses	$0.00
TOTAL	$19,992.42

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article 7 of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.
2.	Nevada Revised Statutes, Chapter 78.

    The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

    In addition, the Registrant currently maintains an officers' and directors' liability insurance policy which insures, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant, pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    During the last three years, we sold the following securities which were not registered under the Securities Act of 1933, as amended:

    On July 30, 2010, we sold 33,333,333 shares of common stock to our sole officer and director, Rosa Habeila Feliz Ruiz, for $5,000. The 33,333,333 shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance of shares by us did not involve a public offering. The offering was not a "public offering," as defined in Section 4(2), due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these individuals had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for an exemption under Section 4(2) of the Act for this transaction.

    As of October 31, 2010, we sold 22,633,330 shares of our common stock at $0.0015 per share for a total of $33,950. The shares were issued pursuant to Regulation S of the Securities Act of 1933 to forty (40) investors.

    These 22,633,330 shares were issued in reliance on the safe harbor provided by Regulation S promulgated under the Securities Act of 1933, as amended.  These investors who received the securities represented and warranted that they are not "U.S. Persons" as defined in Regulation S. In the alternative, the issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. We made this determination based on the representations of the  Shareholders which included, in pertinent part, that such shareholders were not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

ITEM 16. EXHIBITS.

    The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description
3.1*	Articles of Incorporation
3.2*	Amended Articles of Incorporation
3.3*	Amended Articles of Incorporation
3.4*	Bylaws
4.1*	Specimen Stock Certificate
5.1	Opinion of Anslow and Jaclin, LLP
10.1*	Consulting Agreement
10.2*	Lease Agreement
10.3*	Letter of Engagement
23.1	Consent of GBH CPAs, PC
23.2	Consent of Anslow and Jaclin, LLP (filed as Exhibit 5.1)

* Previously filed as an exhibit to the Form S-1 Registration Statement and subsequent amendments.

ITEM 17. UNDERTAKINGS.

Undertakings Required by Item 512 of Regulation S-K.

(a) The undersigned registrant hereby undertakes:

    (1) to file, during any period in which it offers or sells securities are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (1) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

    (2) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

    (3) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

    (4) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430A:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Amended Form S-1 Registration Statement and has duly caused this Amended Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santo Domingo, Dominican Republic this 19th day of January, 2011.

SANTO PITA CORPORATION

BY:	ROSA HABEILA FELIZ RUIZ
Rosa Habeila Feliz Ruiz
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary/Treasurer and sole member of the Board of Directors

    KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Rosa Habeila Feliz Ruiz, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Amended Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

ROSA HABEILA FELIZ RUIZ	President, Principal Executive Officer,	January 19, 2011
Rosa Habeila Feliz Ruiz	Principal Financial Officer, Principal Accounting Officer, Secretary/Treasurer and sole member of the Board of Directors